Exhibit 99.1
NATIONWIDE HEALTH PROPERTIES, INC.
REPORTS 2009 FOURTH QUARTER AND FULL YEAR RESULTS
•	Completed $90 Million Transaction and Amended and Restated Development Pipeline Agreement with PMB
•	Issued $76 Million of Equity in the Fourth Quarter
•	Cash Balance of $382 Million at Year End
•	FAD Payout Ratio of 83% Supports $0.44 per Share Cash Dividend
•	Balance Sheet and Liquidity Position Strong
NEWPORT BEACH, Calif., — February 17, 2010 /PRNewswire—FirstCall/ –– Nationwide Health Properties, Inc. (NYSE: NHP) today announced results of operations for the fourth quarter and the year ended December 31, 2009. Contemporaneously with this press release, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the Securities and Exchange Commission.
“We began 2009 with the capital markets under extreme duress and the recession gripping the U.S. economy. During that difficult period, NHP’s primary goals were to fortify its already strong balance sheet and further enhance its liquidity position. These goals were clearly accomplished as evidenced by upgrades to our investment grade rating, leverage–related statistics among the very best for investment grade REITs and over $1 billion of available capital,” commented Douglas M. Pasquale, NHP’s Chairman and Chief Executive Officer. “For 2010, our strong financial position combined with improvements in the capital markets and the economy has shifted our attention to growth. In February, we acquired two PMB properties for $90 million and improved our multi-year development agreement with them. We expect to close on another five PMB properties before the end of the first quarter” Mr. Pasquale added.

FOURTH QUARTER 2009 RESULTS OF OPERATIONS
The following table presents selected unaudited financial information for the fourth quarter and the year ended December 31, 2009 as compared to the same period of 2008:
SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

	Three Months Ended December 31,
	2009	2008	$ Change	% Change

Revenue	$98,631	$95,894	$2,737	2.9%
Income from Continuing Operations	$29,675	$31,136	$(1,461)	-4.7%
Net Income Attributable to NHP Common Stockholders	$30,895	$31,964	$(1,069)	-3.3%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$0.27	$0.31	$(0.04)	-12.9%
Diluted FFO	$61,821	$64,002	$(2,181)	-3.4%
Adjusted Diluted FFO	$62,651	$59,361	$3,290	5.5%
Diluted FFO Per Share	$0.53	$0.60	$(0.07)	-11.7%
Adjusted Diluted FFO Per Share	$0.53	$0.56	$(0.03)	-5.4%
Diluted FAD	$61,481	$63,195	$(1,714)	-2.7%
Adjusted Diluted FAD	$62,311	$58,554	$3,757	6.4%
Diluted FAD Per Share	$0.52	$0.59	$(0.07)	-11.9%
Adjusted Diluted FAD Per Share	$0.53	$0.55	$(0.02)	-3.6%

	Year Ended December 31,
	2009	2008	$ Change	% Change

Revenue	$390,512	$368,319	$22,193	6.0%
Income from Continuing Operations	$125,194	$106,761	$18,433	17.3%
Net Income Attributable to NHP Common Stockholders	$143,040	$260,501	$(117,461)	-45.1%
Net Income Attributable to NHP Common Stockholders Per Diluted Share	$1.31	$2.63	$(1.32)	-50.2%
Diluted FFO	$253,357	$236,514	$16,843	7.1%
Adjusted Diluted FFO	$249,291	$231,873	$17,418	7.5%
Diluted FFO Per Share	$2.27	$2.29	$(0.02)	-0.9%
Adjusted Diluted FFO Per Share	$2.23	$2.24	$(0.01)	-0.4%
Diluted FAD	$251,956	$230,968	$20,988	9.1%
Adjusted Diluted FAD	$247,890	$226,327	$21,563	9.5%
Diluted FAD Per Share	$2.25	$2.23	$0.02	0.9%
Adjusted Diluted FAD Per Share	$2.22	$2.19	$0.03	1.4%

NON-GAAP FINANCIAL MEASURES
Diluted Funds From Operations (“FFO”) and Diluted Funds Available for Distribution (“FAD”) are non-GAAP measures that we believe are important to understanding our operations. We believe diluted FFO is an important supplemental measure of operating performance because it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). We believe diluted FAD is an important supplemental measure of operating performance because, like diluted FFO, it excludes the effects of depreciation and amortization and gains (losses) from sales of facilities (both of which are based on historical costs and which may be of limited relevance in evaluating current performance). It also excludes straight-lined rent and other non-cash items that have become more significant for us and our competitors over the last several years. We believe that net income is the most directly comparable GAAP measure to diluted FFO and diluted FAD. Reconciliations between net income and diluted FFO and net income and diluted FAD are included in the accompanying financial data. For guidance, we have also included in the accompanying financial data reconciliations between net income per share and diluted FFO and diluted FAD per share. We have also included adjusted diluted FFO and adjusted diluted FAD amounts which exclude acquisition costs and the recognition of gains on debt extinguishments in 2009.
FOURTH QUARTER 2009 INVESTMENT ACTIVITY
During the fourth quarter of 2009, we sold three facilities for $7.3 million in gross proceeds and we invested approximately $16 million in revenue producing capital expenditures at a blended yield of 8.2% on our existing triple net portfolio.
Pacific Medical Buildings Update
In February of 2010, we acquired the Poway, CA medical office building for $74.0 million and a 71% interest in a joint venture which owns a medical office building in Gilbert, AZ for $6.3 million. Additionally, we committed to loan the joint venture $8.8 million.
We have also signed the amended and restated pipeline agreement whereby Pacific Medical Buildings will be responsible for development and NHP will be responsible for project financing for approved development projects. Other modifications to the development agreement provide NHP with improved terms, including preferred returns, a reduced promote interest to PMB and pricing determined at the time of acquisition rather than at the pre-development stage.
We anticipate acquiring majority interests in joint ventures that own the Mission, Orange, and Pasadena, CA assets and the 55.05% interest in the two San Bernardino, CA assets that we do not already own by the end of the first quarter 2010.

FOURTH QUARTER 2009 FINANCING TRANSACTIONS
During the fourth quarter of 2009, we issued 2.3 million shares of our common stock through our at-the-market equity offering program at an average price of $33.27 per share, resulting in net proceeds of approximately $76.2 million. From January 1, 2010 to February 16, 2010, we issued 635,000 shares of our common stock through our at-the-market equity offering program at an average price of $35.03 per share, resulting in net proceeds of approximately $22.0 million.
On October 1, 2009, we retired $2.6 million of senior notes with an interest rate of 6.90% that were put to us.
During the fourth quarter of 2009, shareholders of our Series B convertible preferred stock converted 235,540 preferred shares into 1,061,195 shares of our common stock. Subsequent to year end, 512,727 shares of Series B preferred stock converted into 2,314,944 shares of our common stock and we redeemed the remaining 917 shares of our Series B convertible preferred stock.
2010 GUIDANCE
Our adjusted diluted FFO guidance per share range is from $2.05 to $2.09 and our adjusted diluted FAD guidance per share range is from $2.01 to $2.05. Our guidance includes shares issued under our at-the-market equity offering program through February 16, 2010 and the Pacific Medical Buildings transactions and excludes any other acquisitions, investments, impairments or capital transactions occurring in 2010. Additionally, certain costs associated with acquisitions which were previously capitalized are now required to be expensed. While our guidance does not assume any acquisitions other than the transactions with Pacific Medical Buildings, we will incur certain costs that will be expensed for any acquisitions we may make and those costs could be material.
Reconciliation of 2009 Adjusted Diluted FFO to 2010 Adjusted Diluted FFO High Guidance

	High Guidance
	Amount	Per Share
2009 adjusted diluted FFO	$249,291	$2.23
Internal triple net portfolio growth (1)	5,147	0.05
Internal medical office building portfolio growth (2)	(900)	(0.01)
Reduction in straight-line rent (3)	(1,900)	(0.02)
Leakage and reserves (4)	(8,750)	(0.08)
PMB acquisition (5)	9,900	0.09
Share issuances (6)	N/A	(0.17)

2010 adjusted diluted FFO — high guidance	$252,788	$2.09

(1) Primarily reflects our annual rent escalators
(2) Reflects reduction in non-recurring revenue items and renewal/lease-up expectations for 2010
(3) Reflects the adjustment to rental revenue on our triple net portfolio as cash rents received are greater in 2010 than in 2009 and therefore the straight line rent adjustment is lower
(4) In addition to the ordinary course leakage set forth in our accompanying Supplemental Information Package, reflects reserves for expected lower rent payments compared to 2009 on three unrelated triple net leased facilities
(5) Expected 2010 FFO contribution from the PMB transaction described in this earnings release
(6) Dilution resulting from issuance to February 16, 2010 of shares of common stock
CONFERENCE CALL INFORMATION
We have scheduled a conference call and webcast on Thursday, February 18, 2010 at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss these results. The conference call is accessible by dialing 866-271-6130 and referencing conference ID number 46478175 or by logging on to our website at http://www.nhp-reit.com. The international dial-in number is 617-213-8894. The earnings release and any additional financial information that may be discussed on the conference call and webcast will also be available at the same location on our website. A digitized replay of the conference call will be available from 11:30 a.m. Pacific Time (2:30 p.m. Eastern Time) that day until 9:00 p.m. Pacific Time (Midnight Eastern Time) on March 18, 2010. Callers can access the replay by dialing 888-286-8010 or 617-801-6888 and entering conference ID number 31632000. Webcast replays will also be available on our website for at least 12 months following the conference call. Our supplemental information package for the quarter and the year ended December 31, 2009 is available on our website, free of charge, at http://www.nhp-reit.com by selecting “Investor Relations” followed by “Financial Information” and is included in our Current Report on Form 8-K filed February 17, 2010 with the SEC also containing this release. Shareholders may receive free of charge a complete set of our audited financial statements upon request.

ABOUT NATIONWIDE HEALTH PROPERTIES, INC.
Nationwide Health Properties, Inc. is a real estate investment trust (REIT) that invests primarily in healthcare real estate in the United States. As of December 31, 2009, the Company’s portfolio of properties, including mortgage loans and properties owned by unconsolidated joint ventures, totaled 576 properties among the following segments: 279 senior housing facilities, 197 skilled nursing facilities, 82 medical office buildings, 11 continuing care retirement communities and 7 specialty hospitals. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.
FORWARD LOOKING STATEMENTS
Certain information contained in this release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. Risks and uncertainties associated with our business include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent, interest or loan principal amounts by our tenants; our reliance on two tenants for a significant percentage of our revenue; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; maintaining compliance with our debt covenants; access to the capital markets and the cost and availability of capital; the effect of proposed healthcare reform legislation or government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; risks associated with acquisitions, including our ability to identify and complete favorable transactions, delays or failures in obtaining third party consents or approvals, the failure to achieve perceived benefits, unexpected costs or liabilities and potential litigation; the ability of our tenants to pay contractual rent and/or interest escalations in future periods; the ability of our tenants to obtain and maintain adequate liability and other insurance; our ability to attract new tenants for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to repurchase some of our senior notes; changes in or inadvertent violations of tax laws and regulations and other factors that can affect our status as a real estate investment trust; and other factors discussed from time to time in our news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by us pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. We disclaim any intent or obligation to update these forward-looking statements.
Contact:
Abdo H. Khoury
Chief Financial and Portfolio Officer
Nationwide Health Properties, Inc.
(949) 718-4400

***Financial Tables to Follow***

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(Unaudited)
Revenue:
Triple-net lease rent	$74,427	$72,115	$295,757	$283,052
Medical office building operating rent	17,510	17,229	68,319	60,287

	91,937	89,344	364,076	343,339
Interest and other income	6,694	6,550	26,436	24,980

	98,631	95,894	390,512	368,319
Expenses:
Interest and amortization of deferred financing costs	23,091	25,492	93,630	101,045
Depreciation and amortization	31,804	30,624	124,264	116,375
General and administrative	6,928	6,513	27,353	26,051
Acquisition costs	830	—	830	—
Medical office building operating expenses	7,704	7,849	28,906	26,631

	70,357	70,478	274,983	270,102

Operating income	28,274	25,416	115,529	98,217
Income from unconsolidated joint ventures	1,401	1,079	5,101	3,903
Gain on debt extinguishment, net	—	4,641	4,564	4,641

Income from continuing operations	29,675	31,136	125,194	106,761
Discontinued operations
Gains on sale of facilities, net	2,756	1,552	23,908	154,995
(Loss) income from discontinued operations	(57)	704	(44)	6,251

	2,699	2,256	23,864	161,246

Net income	32,374	33,392	149,058	268,007
Net (income) loss attributable to noncontrolling interests	(484)	24	(668)	131

Net income attributable to NHP	31,890	33,416	148,390	268,138
Preferred stock dividends	(995)	(1,452)	(5,350)	(7,637)

Income available to NHP common stockholders	$30,895	$31,964	$143,040	$260,501

Basic earnings per share (EPS):
Income from continuing operations attributable to NHP common stockholders	$0.25	$0.30	$1.11	$1.01
Discontinued operations attributable to NHP common stockholders	0.02	0.02	0.23	1.66

Net income attributable to NHP common stockholders	$0.27	$0.32	$1.34	$2.67

Diluted EPS:
Income from continuing operations attributable to NHP common stockholders	$0.25	$0.29	$1.09	$1.00
Discontinued operations attributable to NHP common stockholders	0.02	0.02	0.22	1.63

Net income attributable to NHP common stockholders	$0.27	$0.31	$1.31	$2.63

Weighted average shares outstanding for EPS:
Basic	112,575	100,353	106,329	97,246

Diluted	115,009	102,404	108,547	98,763

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FFO

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net income	$32,374	$33,392	$149,058	$268,007
Preferred stock dividends	(995)	(1,452)	(5,350)	(7,637)
Net (income) loss attributable to noncontrolling interests	(484)	24	(668)	131
Real estate related depreciation and amortization	31,415	30,837	123,666	118,603
Depreciation in income from unconsolidated joint ventures	1,272	1,301	5,209	4,768
Gains on sale of facilities, net	(2,756)	(1,552)	(23,908)	(154,995)

FFO available to NHP common stockholders	60,826	62,550	248,007	228,877
Series B preferred dividend add-back	995	1,452	5,350	7,637

Diluted FFO	61,821	64,002	253,357	236,514
Acquisition costs	830	—	830	—
Gain on extinguishment of debt, net	—	(4,641)	(4,564)	(4,641)
Gain on extinguishment of debt, net from unconsolidated joint venture	—	—	(332)	—

Adjusted diluted FFO	$62,651	$59,361	$249,291	$231,873

Weighted average shares outstanding for diluted FFO:
Diluted weighted average shares outstanding (1)	115,116	102,455	108,621	98,855
Series B preferred stock conversion add-back if not already converted	2,517	3,896	3,154	4,526

Fully diluted weighted average shares outstanding	117,633	106,351	111,775	103,381

Diluted FFO per share	$0.53	$0.60	$2.27	$2.29

Adjusted diluted FFO per share	$0.53	$0.56	$2.23	$2.24

Dividends declared per common share	$0.44	$0.44	$1.76	$1.76

Adjusted diluted FFO payout ratio	83%	79%	79%	79%

Adjusted diluted FFO coverage	1.20	1.27	1.27	1.27

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATIONS OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)
Reconciliation of Net Income to Adjusted Diluted FAD

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net income	$32,374	$33,392	$149,058	$268,007
Preferred stock dividends	(995)	(1,452)	(5,350)	(7,637)
Net (income) loss attributable to noncontrolling interests	(484)	24	(668)	131
Real estate related depreciation and amortization	31,415	30,837	123,666	118,603
Gains on sale of facilities, net	(2,756)	(1,552)	(23,908)	(154,995)
Straight-lined rent	(1,509)	(2,388)	(6,275)	(10,263)
Amortization of intangible assets and liabilities	(157)	(148)	(564)	(559)
Non-cash stock-based compensation expense	1,780	1,528	7,007	5,800
Deferred finance cost amortization	765	908	3,101	3,173
Lease commissions and tenant and capital improvements	(1,257)	(716)	(4,733)	(3,715)
Unconsolidated joint ventures:
Real estate related depreciation and amortization	1,272	1,301	5,209	4,768
Straight-line rent	17	(12)	(26)	(66)
Amortization of intangible assets and liabilities	—	—	5	—
Deferred finance cost amortization	21	21	84	84

FAD available to NHP common stockholders	60,486	61,743	246,606	223,331
Series B preferred dividends	995	1,452	5,350	7,637

Diluted FAD	61,481	63,195	251,956	230,968
Acquisition costs	830	—	830	—
Gain on extinguishment of debt, net	—	(4,641)	(4,564)	(4,641)
Gain on extinguishment of debt, net from unconsolidated joint venture	—	—	(332)	—

Adjusted diluted FAD	$62,311	$58,554	$247,890	$226,327

Weighted average shares outstanding for diluted FAD:
Diluted weighted average shares outstanding (1)	115,116	102,455	108,621	98,855
Series B preferred stock add-back if not already converted	2,517	3,896	3,154	4,526

Fully diluted weighted average shares outstanding	117,633	106,351	111,775	103,381

Diluted FAD per share	$0.52	$0.59	$2.25	$2.23

Adjusted diluted FAD per share	$0.53	$0.55	$2.22	$2.19

Dividends declared per common share	$0.44	$0.44	$1.76	$1.76

Adjusted diluted FAD payout ratio	83%	80%	79%	80%

Adjusted diluted FAD coverage	1.20	1.25	1.26	1.24

(1)
Diluted weighted average shares outstanding includes the effect of all participating and non-participating share-based payment awards which for us consists of stock options and other share-based payment awards if the effect is dilutive. The dilutive effect of all share-based payment awards is calculated using the treasury stock method. Additionally, our redeemable OP units are included as if converted to common stock on a one-for-one basis.

NATIONWIDE HEALTH PROPERTIES, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
2010 Guidance Reconciliation of Net Income to Adjusted Diluted FFO and FAD Per Share

	Year Ended December 31, 2010
	Guidance
	Low	High
Net income	$152,007	$157,007
Preferred stock dividends	(10)	(10)
Real estate related depreciation and amortization	116,652	116,652
Depreciation in income from unconsolidated joint ventures	4,692	4,692
Net income attributable to noncontrolling interests	(3,695)	(3,695)
Gains on sales of facilities, net	(22,268)	(22,268)

FFO available to common stockholders	247,378	252,378
Series B preferred dividends	10	10

Diluted FFO	247,388	252,388
Acquisition costs	400	400

Adjusted Diluted FFO	247,788	252,788
Straight-line rent	(4,074)	(4,074)
Amortization of intangible assets and liabilities	(285)	(285)
Non-cash stock-based compensation expense	7,026	7,026
Deferred finance cost amortization	3,075	3,075
Lease commissions and tenant and capital improvements	(11,012)	(11,012)
Unconsolidated Joint Ventures:
Straight-lined rent	(5)	(5)
Deferred finance cost amortization	84	84

Adjusted Diluted FAD	$242,597	$247,597

Diluted FFO per share	$2.04	$2.09

Adjusted Diluted FFO per share	$2.05	$2.09

Adjusted Diluted FAD per share	$2.01	$2.05

Weighted average shares outstanding:
Diluted weighted average shares outstanding	118,869	118,869
NHP/PMB OP units	2,107	2,107

Total	120,976	120,976

NATIONWIDE HEALTH PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2009	2008
Assets
Investments in real estate:
Land	$318,457	$320,394
Buildings and improvements	3,088,183	3,079,819

	3,406,640	3,400,213
Less accumulated depreciation	(585,294)	(490,112)

	2,821,346	2,910,101
Mortgage loans receivable, net	110,613	112,399
Mortgage loan receivable from related party	47,500	47,500
Investments in unconsolidated joint ventures	51,924	54,299

Net real estate related investments	3,031,383	3,124,299
Cash and cash equivalents	382,278	82,250
Receivables, net	6,605	6,066
Asset held for sale	—	4,542
Intangible assets	93,657	109,434
Other assets	133,152	131,534

Total assets	$3,647,075	$3,458,125

Liabilities and Equity
Unsecured senior credit facility	$—	$—
Senior notes	991,633	1,056,233
Notes and bonds payable	431,456	435,199
Accounts payable and accrued liabilities	132,915	144,566

Total liabilities	1,556,004	1,635,998

Redeemable OP unitholder interests	57,335	56,778

Equity:
NHP stockholders’ equity
Series B convertible preferred stock	51,364	74,918
Common stock	11,432	10,228
Capital in excess of par value	2,128,843	1,786,193
Cumulative net income	1,705,279	1,556,889
Accumulated other comprehensive (loss) income	(823)	1,846
Cumulative dividends	(1,862,996)	(1,669,407)

Total NHP stockholders’ equity	2,033,099	1,760,667
Noncontrolling interests	637	4,682

Total equity	2,033,736	1,765,349

Total liabilities and equity	$3,647,075	$3,458,125